Exhibit 10.1

LORILLARD, INC.

2008 INCENTIVE COMPENSATION PLAN

(As Amended October 30, 2012)

1.	General.

1.1 Purpose. The Lorillard, Inc. 2008 Incentive Compensation Plan (the “Plan”) has been established by Lorillard, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants, by means of appropriate incentives, to achieve long-term goals of the Company, and reward Participants for achievement of those goals, and (iii) provide incentive compensation opportunities that are competitive with those of other companies, and thereby promote the financial interest of the Company and its Subsidiaries.

1.2 Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 2 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 3 of the Plan).

2.	Operation and Administration of the Plan.

The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted (including whether an Option granted is an ISO or NQSO); to determine the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the Performance Goals that may be required for any award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Certificates; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after Termination or otherwise adjust any of the terms of such Option, and (b) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Award or otherwise adjust any of the terms applicable to any Award. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Subject to Section 162(m) of the Code and except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

All decisions, determinations and interpretations of the Committee or the Board of Directors shall be final and binding on all persons with any interest in an Award, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant). No member of the Committee or the Board of Directors shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

3.	Definitions.

3.1 “Annual Incentive Award” shall mean a cash-based Performance Award described in Section 6.5 or an Other Cash-Based Award described in Section 6.6 hereof, in either case, where the amount of such award is based upon a performance period of one year or less.

3.2 “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Stock Bonus award, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the terms of the Plan.

3.3 “Award Certificate” shall mean the written certificate setting forth the terms and conditions of an Award, in such form as the Committee may from time to time prescribe.

3.4 “Board of Directors” shall mean the Board of Directors of the Company.

3.5 “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company, its Subsidiaries or any of their successors, if such agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing (or the Participant’s plea of nolo contendere to) a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directional duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directional duties in any material respect or (4) such other events as shall be determined in good faith by the Committee. The Committee shall, unless otherwise provided in the Award Certificate or any employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final and binding.

3.6 “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 70% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

3.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References in the Plan to specific sections of the Code shall be deemed to include any successor provisions thereto.

3.8 “Committee” shall mean, at the discretion of the Board of Directors, a Committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

3.9 “Company” shall mean Lorillard, Inc., a Delaware corporation, and, where appropriate, each of its Subsidiaries.

3.10 “Company Stock” shall mean the common stock of the Company, par value $.01 per share.

3.11 “Disability” shall mean, unless otherwise provided by the Committee, (1) “Disability” as defined in any individual Award Certificate to which the Participant is a party, or (2) if there is no Award Certificate or it does not define “Disability,” permanent and total disability as determined under the Company’s long-term disability plan, the long-term disability plan maintained by any Subsidiary or any company attributed to the Company in the future applicable to the Participant.

3.12 “Effective Date” shall mean the date as of which this Plan is adopted by the Board of Directors.

3.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

3.14 The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded on the date of determination of such Award (or the closing price on the last trading day prior to the date of determination if the date of determination was not a trading day), or (2) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing sales price per share of Company Stock as reported by the Nasdaq Stock Market on the date of determination, or if the date of determination is not a trading day, for the trading day immediately preceding the day of the determination of the Award, or (3) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith. In no event shall the fair market value of any share of Company Stock, the Option exercise price of any Option, the exercise price per share of Company Stock under any Stock Appreciation Right, or the amount payable per share of Company Stock under any other Award, be less than the par value per share of Company Stock.

3.15 “Full Value Award” means any Award, other than an Option or Stock Appreciation Right, which Award is settled in Stock.

3.16 “ISO” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an ISO.

3.17 “Long Term Incentive Award” shall mean an Award described in Section 6.5 hereof that is based upon a performance period in excess of one year.

3.18 “Non-employee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

3.19 “NQSO” shall mean a nonqualified stock option, which is an Option other than an ISO.

3.20 “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 6.2.

3.21 “Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 6.6 hereof, other than an Other Stock-Based Award.

3.22 “Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Company Stock pursuant to Section 6.6 hereof, including but not limited to (i) unrestricted Company Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Company Stock from the Company containing terms and conditions prescribed by the Committee.

3.23 “Participant” shall mean an employee, consultant or director of the Company to whom an Award is granted pursuant to the Plan, and, upon the death of the employee, consultant or director, his or her successors, heirs, executors and administrators, as the case may be.

3.24 “Performance Award” shall mean an Award, granted in the form of Company Stock, with respect to Company Stock or in cash, in each case intended to qualify as performance-based compensation pursuant to Section 162(m) of the Code, and granted to a Participant pursuant to Section 6.5 hereof.

3.25 “Performance Goal(s)” shall mean the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: revenue, economic value added (EVA), net income, operating income, unit volume, return on stockholders’ equity, return on sales, stock price, earnings per share, growth in earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on capital, return on assets, values of assets, market share, market penetration goals, personnel Performance Goals, business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities), regulatory compliance goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, expense targets and/or productivity targets or ratios. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or affiliate, or a division of or strategic business unit of the Company or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee, and such other criteria as the stockholders of the Company may approve.

3.26 “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3.27 “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 6.4 hereof.

3.28 “Restricted Stock Unit” shall mean a unit representing the right to receive Company Stock in the future granted under Section 6.4.

3.29 “Retirement” shall mean retirement from active employment with the Company, its subsidiaries or any of their successors, pursuant to any retirement program of the Company, its subsidiaries, or any of their successors in which the Participant participates. A Termination by a consultant or non-employee director shall not be considered a Retirement unless otherwise specifically determined by the Committee.

3.30 “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

3.31 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

3.32 “Stock Appreciation Right” shall mean the right, granted to a Participant under Section 6.3, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Company Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or shares of Company Stock, as specified in the Award Certificate or determined by the Committee.

3.33 “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 6.4 hereof.

3.34 “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3.35 “Termination” shall mean that the Participant ceases, for any reason, to be an employee, consultant or non-employee director of the Company, its subsidiaries or any of their successors, including, without limitation, as a result of the fact that the entity by which the Participant is employed or engaged or of which he or she is a director has ceased to be affiliated with the Company, its subsidiaries or their successors. To the extent that any Award constitutes a deferral of compensation within the meaning of Section 409A(d) of the Code, no amount payable pursuant to such Award upon Termination shall be paid unless and until the Participant shall have incurred a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and the applicable guidance issued thereunder.

4.	Awards Subject to the Plan.

4.1 Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 3,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

4.2 Individual Limitation. The total number of shares of Company Stock subject to Awards awarded to any one Participant during any tax year of the Company, shall not exceed 500,000 shares (subject to adjustment as provided herein).

4.3 ISO Limitation. The maximum number of shares of Company Stock reserved for issuance of ISOs under the Plan shall be 1,000,000 shares (subject to adjustment as provided herein).

4.4 Annual Incentive Award Limitation. The annual maximum value of the aggregate payment that any Participant may receive with respect to any Other Cash-Based Award that is an Annual Incentive Award is $10,000,000 (subject to adjustment as provided herein). The annual maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is a Long Term Incentive Award is the amount set forth in the previous sentence above multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

4.5 Adjustment. In the event of a corporate transaction involving Company Stock and/or the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall make an equitable adjustment to preserve the benefits or potential benefits of the Plan and outstanding Awards. Action by the Committee shall include, as applicable: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares referred to in Sections 4.1 and 4.2; (iii) adjustment of the number and kind of shares or other property subject to outstanding Awards; (iv) adjustment of the exercise price, grant price or purchase price relating to any Award; (v) settlement in cash or Company Stock of an Award; and (vi) any other adjustments that the Committee determines to be equitable; provided that, except as the Committee may otherwise determine, with respect to ISOs, any such adjustment shall be made in accordance with Section 424 of the Code and no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section.

4.6 Reuse of Shares. If any shares subject to an Award are forfeited, cancelled, or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, the shares of Company Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, if (i) shares of Common Stock are withheld to satisfy the minimum tax withholding requirements with respect to exercise of an Option or Stock Appreciation Right or are tendered to the Company in payment of the exercise price of an Option, or (ii) if an Option is exercised on a net-settlement basis in which the Company withholds the amount of Company Stock sufficient to satisfy the exercise price and tax withholding obligation or Stock Appreciation Right is exercised, then other Options or Stock Appreciation Rights may not be granted covering (x) the shares of Common Stock so withheld or tendered or (y) the shares of Common Stock that were subject to such Option or Stock Appreciation Right but were not delivered to the Participant because of the net settlement. Options or Stock Appreciation Rights may not be granted covering shares of Common Stock repurchased by the Company on the open market with proceeds, if any, received by the Company on account of the payment of the exercise price for an Option. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be individuals the Committee shall select from time to time, who are employees (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company or its Subsidiaries), Non-employee Directors, and consultants of the Company and its Subsidiaries as the Committee shall select from time to time; provided, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company or its Subsidiaries.

6.	Awards Under the Plan.

6.1 Award Certificate. The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine in its sole discretion, subject to the terms and provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Certificate as the Committee may in its sole discretion deem necessary or desirable and unless the Committee determines otherwise, such Award Certificate must be signed, acknowledged and returned by the Participant to the Company. Unless the Committee determines otherwise, any failure by the Participant to sign and return the Award Certificate within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and the Award Certificate.

6.2 Stock Options.

(a) Grant of Stock Options. The Committee may grant Options under the Plan to purchase shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The exercise price of the share purchasable under an Option shall be determined by the Committee, but in no event shall (i) the exercise price be less than the Fair Market Value per share on the grant date of such Option, or (ii) the period to exercise the Option exceed ten (10) years as measured from the date of grant.

(b) Each Option shall be clearly identified in the applicable Award Certificate as either an ISO or a NQSO and shall state the number of shares of Company Stock to which the Option (and/or each type of Option) relates.

(c) Special Requirements for ISOs.

(i) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as NQSOs. Such Fair Market Value shall be determined as of the date on which each such ISO is granted.

(ii) No ISO may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such ISO is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such ISO is granted and (B) such ISO is not exercisable after the expiration of five years from the date such ISO is granted.

6.3 Stock Appreciation Rights.

(a) The Committee may grant either unrelated Stock Appreciation Rights or related (tandem) Stock Appreciation Rights as follows:

(i) The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan, provided, however, that in no event shall (i) the exercise price of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share of Company Stock on the grant date of such Stock Appreciation Right, or (ii) the period to exercise the Stock Appreciation Right exceed ten (10) years as measured from the date of grant. The holder of a Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Award Certificate, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefore, in either shares of Company Stock or cash, as the Committee shall determine in the Award Certificate or otherwise, an amount equal to the excess (if any) of (x) the aggregate Fair Market Value of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered, determined as of the exercise date, over (y) the aggregate exercise price of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered.

(ii) The Committee may grant a related Stock Appreciation Right in connection with all or any part of an Option granted under the Plan, either at the time such Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan, provided, however, that in no event shall the exercise price of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of a related Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Award Certificate, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related Stock Appreciation Right, but only to the extent that the related Option is then exercisable, and to be paid therefor, in either shares of Company Stock or cash, as the Committee shall determine in the Award Certificate or otherwise, an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the related Stock Appreciation Right or portion thereof surrendered, determined as of the exercise date, over (ii) the aggregate exercise price of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered. Upon any exercise of a related Stock Appreciation Right or any portion thereof, the number of shares of Company Stock subject to the related Option shall be reduced by the number of shares of Company Stock in respect of which such Stock Appreciation Right shall have been exercised. Upon any exercise of an Option or portion thereof, the number of shares of Company Stock subject to any related Stock Appreciation Right shall be reduced by the number of shares of Company Stock in respect of which such Option shall have been exercised.

(b) The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine.

6.4 Restricted Stock, Restricted Stock Units, and Stock Bonus.

(a) The Committee may grant Restricted Stock awards, consisting of such number of shares of Company Stock, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Certificates. The vesting of a Restricted Stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. The Committee may also grant Restricted Stock Unit awards representing the right to receive shares of Company Stock in the future. Such right may be subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives.

(b) The Committee may, upon such terms and conditions as the Committee determines in its sole discretion, provide that a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Certificate, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. Except as provided in the applicable Award Certificate, no shares underlying a Restricted Stock award may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such Award.

(c) If and to the extent that the applicable Award Certificate may so provide, a Participant shall have the right to vote and receive dividends on the shares underlying a Restricted Stock award granted under the Plan. Unless otherwise provided in the applicable Award Certificate, any stock or other property received as a dividend on or in connection with a stock split of the shares underlying a Restricted Stock award shall be subject to the same restrictions as the shares underlying such Restricted Stock award.

(d) Restricted Stock Unit awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Certificates entered into by the Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Company Stock shall be issued in respect of such Awards and, unless otherwise provided by the Committee in the Award Certificate, no Participant shall have any rights as a stockholder of the Company with respect to the shares of Company Stock covered by such Restricted Stock Unit award. Upon the lapse or release of all restrictions with respect to a Restricted Stock Unit award or at a later date if distribution has been deferred, in accordance with the provisions of Section 409A of the Code, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Certificate shall be delivered to the Participant.

(e) The Committee may grant Stock Bonus awards, alone or in tandem with other Awards under the Plan, subject to such terms and conditions as the Committee shall determine in its sole discretion and as may be evidenced by the applicable Award Certificate.

(f) Notwithstanding anything contained in this Section 6.4 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Certificate under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate portion of the Award) as the Committee shall deem appropriate.

6.5 Performance Based Awards.

(a) The Committee may grant Company Stock-and/or cash-based Performance Awards, alone or in tandem with other Awards under the Plan, to acquire shares of Company Stock or cash, intended to qualify as performance based compensation under Section 162(m) of the Code, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the “short-term deferral” exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2 1/2 months after the end of the performance period to which the Award relates.

(b) In the event that the Committee grants a Performance Award (other than an Option) that is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the following rules shall apply (as such rules may be modified by the Committee to conform with Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (a) payments (whether in cash or Company Stock) under the Performance Award shall be made solely on account of the attainment of one or more objective Performance Goals; (b) Performance Goals shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Award relates (or such shorter period as may be required under Section 162(m) of the Code); and (c) the Committee may not have discretion to increase the amount payable under such Award with respect to any “covered employee” as defined in Section 162(m) of the Code after the Award is granted, provided, however, that whether or not a Performance Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall mean (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making payment under any award under this Section 6.5, certify in writing that all applicable Performance Goals have been attained. The Committee may establish such other rules applicable to Performance Awards to the extent not inconsistent with Section 162(m) of the Code.

6.6 Other Stock- or Other Cash-Based Awards.

(a) The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based awards, consisting of stock purchase rights, Awards of Company Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Company Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Company Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Unless otherwise determined by the Committee, any such Award shall be confirmed by an Award Certificate executed by the Company and the Participant, which Award Certificate shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

(b) To the extent necessary to satisfy the “short-term deferral” exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Awards shall provide that payment shall be made within 2 1/2 months after the end of the performance period to which the Award relates. With respect to Other Stock- or Other Cash-Based Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such Award shall comply with the requirements of Section 6.5 hereof.

6.7 Exercisability of Awards; Cancellation of Awards in Certain Cases.

(a) Except as hereinafter provided, each Award Certificate with respect to an Option or Stock Appreciation Right shall set forth the period during which and the conditions subject to which the Option or Stock Appreciation Right evidenced thereby shall be exercisable, and each Award Certificate with respect to a Restricted Stock award, Restricted Stock Unit award, Stock Bonus award, Performance Award or other applicable award shall set forth the period after which and the conditions subject to which the shares underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion.

(b) Except as provided in Section 7 hereof, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable unless the Participant is at such time in the employ (for Participants who are employees) or service (for Participants who are Non-employee Directors or consultants) of the Company or a Subsidiary (or a company, or a parent or subsidiary company of such company, issuing or assuming the relevant right or award in a transaction) and has remained continuously so employed or in service since the relevant date of grant of the Award.

(c) An Option or Stock Appreciation Right shall be exercisable by the filing of a written notice of exercise or a notice of exercise in such other manner with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 6.8 hereof.

(d) Unless the applicable Award Certificate provides otherwise, in the case of an Option or Stock Appreciation Right, at any time after the Company’s receipt of written notice of exercise of an Option or Stock Appreciation Right and prior to the Option or Stock Appreciation Right exercise date (as defined in Section 6.7(e)), and in the case of a stock award or Performance Award, at any time within the six (6) business days immediately preceding the otherwise applicable date on which the previously Restricted Stock, stock award or Performance Award would otherwise have become unconditionally vested or the shares subject thereto unconditionally deliverable, the Committee, in its sole discretion, shall have the right, by written notice to the Participant, to cancel such Award or any part thereof if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Company Stock from, and/or the Participant’s sale of Company Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the Award or part thereof canceled (determined as of the Option or Stock Appreciation Right exercise date, or the date that shares would have been unconditionally vested or delivered in the case of Restricted Stock, Stock Bonus or Performance Award), over (ii) the aggregate Option exercise price or the Stock Appreciation Right exercise price or part thereof canceled (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of delivery of shares (in the case of Restricted Stock, Stock Bonus or Performance Award). Such amount shall be delivered to the Participant as soon as practicable after such Award or part thereof is canceled.

(e) Unless the applicable Award Certificate provides otherwise, the “Option exercise date” and the “Stock Appreciation Right exercise date” shall be the date that the written notice of exercise, together with payment, are received by the Company.

6.8 Payment of Award Price.

(a) Unless the applicable Award Certificate provides otherwise or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option or Stock Appreciation Right must be accompanied by payment of the full exercise price. If Section 6.7(d) applies, and the six (6) business day delay for the Option exercise date is applied, the Participant shall have no right to pay the Option exercise price or to receive Company Stock with respect to the Option prior to the lapse of such six (6) business days.

(b) Payment of the Option exercise price and of any other payment required by the Award Certificate to be made pursuant to any other Award shall be made in any combination of the following: (a) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (b) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional, (c) unless otherwise provided in the applicable Award Certificate, and as permitted by the Committee, by delivery of previously-acquired shares of Company Stock owned by the Participant having a Fair Market Value (determined as of the Option exercise date, in the case of Options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby; and/or (d) unless otherwise provided in applicable Award Certificate, and as permitted by the Committee, on a net-settlement basis with the Company withholding the amount of Company Stock sufficient to cover the exercise price and tax withholding obligation. Payment in accordance with clause (a) of this Section 6.8(b) may be deemed to be satisfied, if and to the extent that the applicable Award Certificate so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to the Award to pay for all of the Company Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock.

7.	Termination of An Award.

(a) With respect to vested awards, unless the applicable Award Certificate provides otherwise or the Committee in its sole discretion otherwise determines, the term of each Award shall end on the earliest of the date on which (1) such Option or Stock Appreciation Right has been exercised in full, all restrictions on such Restricted Stock award have lapsed in full, shares in respect of such Restricted Stock Unit award have been delivered, or such Performance Award, Annual Incentive Award, Stock Bonus Award, Other Stock-Based Award, or Other Cash-Based Award has been paid or settled, (2) except as described in (3), (4) or (5) below, the date on which the Participant experiences a Termination, (3) with respect to an Option or Stock Appreciation Right that has vested and become exercisable, the one-year anniversary of the date on which the Participant dies or suffers a Disability, (4) with respect to an Option or Stock Appreciation Right that has vested and become exercisable, the three-year anniversary of the date on which the Participant experiences a Termination due to such Participant’s Retirement, (5) with respect to an Option or Stock Appreciation Right that has vested and become exercisable, the end of the ninety (90) day period following the date the Participant experiences a Termination for any reason not listed in (3) or (4) above, or (6) with respect to an Option or Stock Appreciation Right, the tenth (10th) anniversary of the date of grant.

(b) With respect to unvested awards, unless the applicable Award Certificate provides otherwise, or the Committee in its sole discretion otherwise determines, upon the occurrence of a Termination of a Participant for any reason, all outstanding Awards that are unvested, unexercisable, restricted or subject to any performance condition, as of the date of such Termination, shall be immediately forfeited, provided, however, that the Committee, in its sole discretion (but in a manner not inconsistent with Section 162(m) of the Code), may accelerate the vesting, extend the exercise period and remove any restriction or performance condition with respect to any outstanding Award (but with respect to an Option or Stock Appreciation Right, not beyond the ten (10) year anniversary of the date of grant).

8.	Effect of Change in Control.

(a) Unless the applicable Award Certificate provides otherwise or the Committee in its sole discretion determines otherwise, in the event of a Change of Control:

(i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved at the target level.

(b) Upon a Change in Control, the Committee may provide for the cancellation of all Options and Stock Appreciation Rights then outstanding. Upon such cancellation, the Company shall make, in exchange for each such Option or Stock Appreciation Right, a payment either in (i) cash, (ii) shares of the successor entity, or (iii) a combination of cash or shares, at the discretion of the Committee, and in each case as the Committee shall, in its sole discretion determine, in an amount per share subject to such Option or Stock Appreciation Right equal to the excess, if any, of the Fair Market Value of a share of Company Stock as of the date of the Change in Control over the per share exercise price of such Option or Stock Appreciation Right.

9.	Miscellaneous.

(a) Award Certificates evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if the Committee reasonably believes the Participant (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(b) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

10.	No Special Employment Rights; No Right to Award.

(a) Nothing contained in the Plan or any Award Certificate shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

11.	Securities Matters.

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.	Withholding Taxes.

(a) Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

(b) Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

13.	Amendment or Termination of the Plan.

The Board of Directors or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board of Directors or Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such stockholder approval of the Plan but each such grant shall be subject in its entirety to such approval and no Award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. No amendment or termination of the Plan may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award.

14.	Transfers Upon Death; Nonassignability.

(a) A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b) During a Participant’s lifetime, the Committee may, in its discretion, pursuant to the provisions set forth in this clause (b), permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an ISO and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of the Plan.

15.	Effective Date and Term of Plan.

The Plan shall become effective on the Effective Date. Any Awards granted on or after the first regularly scheduled meeting of the shareholders of the Company that occurs more than twelve (12) months after the date the Company becomes a separate publicly-held corporation, within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder (the “Separation Date”) shall be subject to approval of the stockholders of the Company. In the absence of such approval, Awards made after the Separation Date shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the first anniversary of the Effective Date if such stockholder approval is not obtained and on the tenth anniversary of the approval of the Plan by the Company’s stockholders if such stockholder approval is obtained. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

16.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.

17.	Rights With Respect to Awards Granted Pursuant to the Plan.

(a) No Person shall have any claim to be granted any award under the Plan. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

(b) Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

18.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give any such Participant any rights that are greater than those of a general creditor of the Company.

19.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

20.	Interpretation.

The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award Certificate to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of Awards or (ii) comply with the requirements of Code Section 409A.